Exhibit 16.1

November 4, 2025

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

	RE:	US Nuclear Corp.

We have read Item 4.01 of US Nuclear Corp.’s Form 8-K dated November 4, 2025, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Yours truly,

/s/ Fruci & Associates II, PLLC
Members of:
WSCPA	Fruci & Associates II, PLLC
AICPA

802 N Washington
PO Box 2163
Spokane, Washington
99210-2163

P 509-624-9223
mail@fruci.com
www.fruci.com